Exhibit 24(c)

IBM INTERNATIONAL GROUP CAPITAL LLC

CERTIFICATE OF THE SECRETARY

I, Stuart S. Moskowitz, the undersigned Secretary of IBM International Group Capital LLC, a Delaware limited liability company, do hereby certify as follows:

Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Managers of IBM International Group Capital LLC, authorizing the officers of the Company to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

IN WITNESS WHEREOF, I have executed this certificate as of this 26th day of July 2016.

/s/ Stuart S. Moskowitz
Secretary

Exhibit A

BOARD RESOLUTIONS
of IBM International Group Capital LLC

The undersigned:

1.              Ms. Kathleen McDonald

2.              Mr. Simon Beaumont and

3.              Mr. Karl Minahan,

acting in their capacity of members of the Board of Managers (hereinafter “the Board”), and jointly constituting the entire Board of IBM International Group Capital LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter “the Company”), hereby unanimously adopt the following resolutions:

WHEREAS:

1.              The Company was formed as a finance subsidiary under Rule 3-10(b) of Regulation S-X. It has issued and may continue to issue debt which shall carry the full and unconditional guarantee of International Business Machines Corporation (“IBM”).

2.              In accordance with the terms of Section 7(d) of the Limited Liability Company Agreement, the Board may take any action without holding a meeting if all of the Managers consent in writing.

THEREFORE, IT IS HEREBY:

RESOLVED, that the Company is, and continues to be, authorized to enter into Indebtedness which may take any form or tenure, which shall be fully and unconditionally guaranteed by IBM, and which may include, without limitation, Indebtedness issued pursuant to a registration statement filed by the Company and IBM (as guarantor) under the United States Securities Act of 1933 as well as Indebtedness issued pursuant to an exemption therefrom; Indebtedness with a maturity of less than one year at the time of issuance; Indebtedness in the form of commercial paper, extendible notes and/or any other form of debt or program offering which may be sold publicly or privately placed pursuant to exemptions from applicable securities laws.

RESOLVED, that the Managers of the Company, or any of them acting individually be, and each hereby individually is, delegated full power and authority to authorize and approve the issuance and sale of all Indebtedness pursuant to these resolutions and, in connection therewith, to negotiate and finalize all of the terms and provisions related to such Indebtedness, and to execute and implement all agreements relating to the issuance and sale of such Indebtedness.

RESOLVED, that the Managers of the Company be, and each of them acting individually hereby is, authorized and empowered to prepare for filing with the United States Securities and Exchange Commission (the “SEC”), Washington, D.C., under the provisions of the Securities Act of 1933, a shelf registration statement under the Securities Act of 1933, for all Indebtedness which may be registered pursuant to these resolutions and that the Managers and Officers of the Company be, and each of them is, hereby vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Company to sign, or cause to be signed electronically, such registration statement (which may constitute one or more post-effective amendments to registration statements previously filed with the SEC), and any and all amendments to the aforementioned registration statement, and to file said registration statement and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said registration statement with the SEC on behalf of and as attorneys for the Company are hereby ratified, approved and adopted in all respects.

RESOLVED, that the Managers of the Company be, and each hereby individually is, fully authorized in the name and on behalf of the Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Indebtedeness for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any non-US jurisdiction and in connection therewith, to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such manager  of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the ratification by the Company of the papers and documents so executed and the actions so taken.

RESOLVED, that the Company is hereby authorized to list the Indebtedness on any public exchange, and the Managers of the Company are each hereby individually authorized on behalf of the Company to execute all listing applications, fee agreements and other documents in connection with the foregoing.

RESOLVED, that the Managers of the Company be, and they each hereby individually is, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Company, and to pay all expenses and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions.

RESOLVED, that the Managers of the Company be, and they each hereby individually is, authorized in the name and on behalf of the Company, to further delegate, in whole or in part, the authority provided in these Resolutions to any Officer of the Company or any employee of IBM.

RESOLVED, that each of the Managers, may, by a written Power of Attorney, authorize any person, to take any action and to execute and deliver any agreement, instrument, or other document referred to in the foregoing resolutions in place of or on behalf of such Manager, as if each such person was taking such action personally; and

RESOLVED, that any and all actions heretofore taken by any person acting within the terms of the foregoing resolutions, are hereby ratified and confirmed as the valid act and deed of the Company.

These Resolutions may be executed on any number of separate counterparts (including counterparts returned by scan, Portable Document Format (“PDF”), fax, TIFF, telecopy or other reliable electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same.  A set of the copies of this Resolution, signed by all of the Managers, shall be filed with the minutes of proceedings of the Board of Managers and maintained as part of the official records of the Company.

Dated as of May 15, 2016

IBM International Group Capital LLC

/s/ Kathleen McDonald
Ms. Kathleen McDonald

/s/ Simon Beaumont
Mr. Simon Beaumont

/s/ Karl Minahan
Mr. Karl Minahan